Exhibit 10.8

                                    AGREEMENT

            AGREEMENT made this 24th day of November 1997 (the "Effective Date") by and between NASSAU RADIOLOGICAL GROUP, P.C., a New York professional service corporation having an office at 765 Stewart Avenue, Garden City, New York 11530 "Licensor") and MOLECULAR RADIATION MANAGEMENT, INC., a New York corporation having its office at 254 West 31st Street, New York, New York 10001 ("Licensee").

                              W I T N E S S E T H:

            WHEREAS, Licensor leases space at 765 Stewart Avenue, Garden City, New York, 11530 (the "765 Premises") for Licensor's provision of medical and other health care services pertaining to the practice of radiology (the "Radiology Services"), pursuant to a lease by and between Stewart Commercial Associates ("Stewart Commercial") and Licensor, dated May 1995, a copy of which lease is available for review at the Licensor's office first above referenced (the "765 Lease");

            WHEREAS, Licensor leases space at 700 Stewart Avenue, Garden City, New York, 11530 (the "700 Premises") for Licensor's provision of medical and other health care services pertaining to the practice of radiology (the "Radiology Services"), pursuant to a lease by and between Scott Hotel Company ("Scott Hotel") and Licensor, dated September 16, 1991, and Amendment dated January 22, 1993, a copy of which lease is available for review at the Licensor's office first above referenced (the "700 Lease" and together with the 765 Lease, collectively, the "Leases");

            WHEREAS, Licensor operates equipment which is located at the 765 Office (as defined below), which includes the specific radiology equipment identified on Exhibit A-1 (the "765 Equipment");

            WHEREAS, Licensor operates equipment which is located at the 700 Office (as defined below), which includes the specific radiology equipment identified on Exhibit A-2 (the "700 Equipment" and together with the 765 Equipment, collectively, the "Equipment") for use in its radiology practice, which Equipment is either leased or owned by Licensor, copies of which leases are available for review at the Licensor's office first above referenced (the leases under which the Equipment is leased collectively being the "Equipment Leases");

            WHEREAS, Licensee is a New York corporation engaged in the business of providing or arranging for the provision of office facilities, equipment and management or administrative services to persons and entities engaged in the practice of medicine and has entered into a management agreement with Stanley E. Order, P.C. ("Order"), to provide office facilities, equipment and management services (collectively "Management Services") in connection with Order's performance of Radiology Services;

            WHEREAS, Licensee desires to license from Licensor and Licensor desires to license to Licensee on a part-time basis (i) a portion of the 765 Premises and 700 Premises, including the shared use of common areas, as described on Exhibits B-1 and B-2 hereto (the portion of the 765 Premises so licensed, the "765 Office," the portion of the 700 Premises so licensed, the "700 Office," and the 765 Office and the 700 Office, collectively the "Offices"), and (ii) the Equipment on an exclusive basis during the Rental Time (as defined in Section 1.1 hereof) to facilitate the provision of Management Services to Order, pursuant to the terms and conditions described herein; and

            WHEREAS, Licensor will provide Licensee with certain supplies (the "Supplies") and services (the "Services"), as set forth on Exhibit C hereto, to facilitate Licensee's provision of Management Services to Order within the Offices, pursuant to the terms and conditions described herein.

            NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is mutually agreed by the parties hereto as follows:

            1. Use and Maintenance of Offices and Equipment.

                  1.1 Licensor hereby licenses to Licensee and Licensee hereby licenses from Licensor the Offices and Equipment, for the provision by Licensee of Management Services to Order relating to the Order's performance of Radiology Services, during such hours and on such days as set forth on Exhibit D hereto and such other periods of time during normal business hours to which Licensor and Licensee mutually agree, it being understood that upon Licensee's request for such additional hours, Licensor shall use its reasonable efforts to make the Offices and Equipment available during such hours after giving due consideration to Licensor's need to use the Offices and Equipment for its own purposes. Licensee shall, in turn consistent with the terms and conditions hereof, make the Offices and Equipment available to Order, for provision of Radiology Services. The total time that Licensee or Order utilizes the Offices is referred to as, the "Rental Time." During the Rental Time, Licensee shall have exclusive use of the Equipment to be operated, solely by employees and agents of Licensee or Order who are qualified to use such Equipment. Additionally, during the term of this Agreement, Licensor shall provide Licensee with the Supplies and the Services.

                  1.2 Licensee shall ensure that the Radiology Services provided by Order in the Offices are provided solely by licensed physicians, and/or qualified technicians working under the general supervision of such physicians, who are employed or engaged by Order.

                  1.3 Licensee shall not make any alterations, installations, improvements, or additions, structural or non-structural, in or to the Offices or Equipment.

                  1.4 Subject to the Leases and Equipment Leases, Licensee hereby agrees that the Offices and Equipment will be used in compliance with any and all statutes, laws, ordinances, and regulations of any governmental agency applicable to the use of the Offices and/or Equipment and will at all times (a) be used for the provision of the Management Services or the Radiology Services provided by Order, and all services incidental thereto, solely during the Rental Time and (b) in the case of the Equipment, shall be and remain in the Offices.

                  1.5 Licensee shall take reasonable care of the Offices and Equipment and the fixtures and appurtenances therein or thereto. Licensor shall clean, maintain and take good care of the Offices and the Equipment and shall make all necessary repairs to the Offices and Equipment and comply with all legal requirements regarding the maintenance and safety of the Equipment. If any such repairs have been made necessary by misuse or neglect by Licensee or Licensee's or Order's employees, agents, patients, or visitors, such repairs shall be made by Licensor at Licensee's sole cost and expense.

            2. Sign and Directory. Licensor shall have Licensee's and Order's respective names posted on the directory located at the Premises and shall permit Licensee and/or Order to display an appropriate sign identifying the Offices as an office of Licensee and/or Order.

            3. Patient Records. Licensee may store patient records of Order in the Offices, separate and apart from those of Licensor. Licensee and Order shall be solely responsible for the security and confidentiality of any and all of Order's patient records in the Offices. Neither Licensee nor its employees or agents shall have any access to Licensor's files, and Licensee shall have no responsibility for such records.

            4. License Fee.

                  4.1 Licensee shall pay Licensor an annual license fee set forth on Exhibit E for the use of the Offices and Equipment and the provision of the Supplies and Services (the "License Fee"), to be paid in equal monthly installments on the first day of each month; provided, however, the rent payable for the period from the Effective Date through January 31, 1998, shall be payable on February 1, 1998.

                  4.2 The License Fee shall be paid to Licensor in lawful money of the United States at Licensor's address set forth at the head of this Agreement or to such other person and/or at such other address as Licensor may from time to time designate by notice to Licensee. No payment by Licensee or receipt by Licensor of any lesser amount than the amount of the Licensee Fee stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated License Fee; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction. Licensor may accept any check or payment without prejudice to Licensor's right to recover the balance due or to pursue any other remedy available to Licensor.

            5. Term. The term of this Agreement shall begin on the Effective Date and shall continue for two (2) years therefrom, unless terminated earlier pursuant to Section 12 hereof.

            6. Renewal. This Agreement shall be renewed for additional one (1) year terms upon the same terms, covenants, and conditions as are in this Agreement unless either party shall give the other party at least sixty (60) days' written notice prior to the end of the initial term or any renewal term, as the case may be, of its intent not to renew, in which event the Agreement shall terminate at the end of such initial term or renewal term.

            7. Indemnity and Insurance.

                  7.1 Licensee agrees to indemnify and hold Licensor and Landlord harmless from and against all claims of whatever nature arising from any act, omission, or negligence of Licensee or Order, including but not limited to malpractice claims, or Licensee's or Order's contractors, patients, sublicensees, agents, servants, or employees occurring during the term hereof in or about the Offices. This indemnity and hold harmless agreement shall include indemnity against all costs, reasonable attorney fees, expenses, and liabilities (collectively, "Damages") incurred in or in connection with any such claim or proceeding brought thereon and the defense thereof.

                  7.2 Licensee shall maintain in full force and effect during the term hereof and at its sole cost and expense a policy of general liability insurance under which Licensee, Licensor, and Landlord are named as the insureds and Order shall maintain professional liability insurance covering Order and its physicians and its other employees and agents. Each such policy of insurance shall provide coverage limit; of liability One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) in the aggregate. Licensee shall take all actions necessary to maintain the general liability insurance, and shall cause Order to take all actions necessary to maintain professional liability insurance, in each case as may be required by law, including the payment of applicable surcharges, and filing of all necessary reports. If professional liability insurance is maintained by Order on a "claims made" basis, Licensee shall cause Order to maintain, "tail" or "prior acts" coverage to cover claims made after the termination of such insurance and Licensee shall be responsible for any Damages incurred by Licensor resulting in whole or in part from the failure of Licensee to cause such coverage to be maintained by Order.

                  7.3 The insurance coverage to be obtained and maintained pursuant to Section 7.2 hereof shall be evidenced by a duplicate original or certificate of such insurance, which shall be delivered to Licensor together with evidence of payment of premiums.

                  7.4 Licensor agrees to indemnify and hold Licensee and Order harmless from and against all claims of whatever nature arising from any act, omission, or negligence of Licensor, including but not limited to malpractice claims, or Licensor's or its contractors, patients, sublicensees (other than Licensee or Order), agents, servants, or employees occurring during the term hereof in or about the Offices. This indemnity and hold harmless agreement shall include indemnity against all Damages incurred in or in connection with any such claim or proceeding brought thereon and the defense thereof.

                  7.5 Licensor shall maintain in full force and effect during the term hereof and at its sole cost and expense a policy of general liability insurance under which Licensor, Licensee, and Order are named as the insureds and a professional liability insurance covering Licensor and its physicians and its other employees and agents. Each such policy of insurance shall provide coverage limits of liability One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) in the aggregate. Licensor shall take all actions necessary to maintain the general and professional liability insurance, in each case as may be required by law, including the payment of applicable surcharges, and filing of all necessary reports. If professional liability insurance is maintained by Licensor on a "claims made" basis, Licensor shall maintain, "tail" or "prior acts" coverage to cover claims made after the termination of such insurance.

                  7.6 The insurance coverage to be obtained and maintained pursuant to Section 7.5 hereof shall be evidenced by a duplicate original or certificate of such insurance, which shall be delivered to Licensee together with evidence of payment of premiums.

            8. Liens. Licensee shall not cause any mortgages, liens, security interests, charges, encumbrances, or claims to be levied against the Offices or the Equipment.

            9. Assignment, Mortgage, and Sublet. Licensee shall not assign, transfer by operation of law or otherwise, mortgage, pledge, or encumber this Agreement or sublicensee the whole or any part of the Offices or the Equipment. No assignmentor sublicensee subject to this Section 9 shall relieve Licensee from any of its obligations hereunder.

            10. Representations, Warranties and Covenants of Licensee.

                  10.1 Licensee hereby represents and warrants to Licensor as follows:

                         (a) To Licensee's knowledge, Order is duly authorized
to practice medicine in the State of New York. Licensee shall notify Licensor immediately if and when Licensee learns, is advised of, or has reason to know that such authorization of Order is suspended, revoked, or in any way restricted.

                         (b) To Licensee's knowledge, all employees and agents
of Order who are providing Radiology Services in the Offices are duly licensed to practice medicine or otherwise properly licensed in the State of New York to perform such services. Licensee shall notify Licensor immediately if and when Licensee learns, is advised of, or has reason to know that any of such licenses are suspended, revoked, or in any way restricted.

            11. Representations and Warranties of Licensor.

                  11.1 Licensor represents and warrants to Licensee as follows:

                         (a) Each of the Leases and the Equipment Leases is in
full force and effect, the rent payable under the Leases and Equipment Leases is paid to date; there are no outstanding defaults or conditions that, with the passage of time and notice, would give rise to a default under either the Leases or the Equipment Leases and all consents under the Leases and Equipment Leases required in connection with Licensor's execution, delivery and performance of this Agreement have been obtained;

                         (b) The Equipment is in good working order, reasonable
wear and tear excepted.

            12. Termination.

                  12.1 This Agreement shall terminate:

                         (a) upon the mutual written consent of Licensor and the
Licensee;

                         (b) upon not less than sixty (60) days' prior written
notice from either the Licensee or the Licensor to the other party;

                         (c) if an Event of Default (as defined in Section 13
hereof) occurs and the non-defaulting party shall have given the defaulting party five (5) days' prior written notice of termination, in which event the Agreement shall terminate on the date specified in such notice;

                         (d) if, for any reason, the term of either of the
Leases shall terminate;

                         (e) if, for any, reason, the term of either of the
Equipment Leases shall terminate;

                         (f) if either Office is damaged by fire or any other
cause and cannot be repaired within sixty (60) days so that such Office can be used substantially as set forth in Section 1 hereof;

                         (g) if the Equipment is damaged by fire or any other
cause and is not repaired or replaced within sixty (60) days;

                         (h) if either Office or any part thereof or any other
part of the Premises materially affecting Licensee's use of such Office be taken by virtue of eminent domain, on the date when title vests pursuant to such taking. Licensee shall not be entitled to any part of the award or any payment in lieu thereof; or

                         (i) Order's license to practice medicine is suspended,
revoked or in any way limited or if Order is charged with any violation of state or federal law involving moral turpitude.

                  12.2 Upon termination, Licensee shall quit the premises, leave the Equipment in good condition, normal wear and tear excepted, and remove all of Order's patient records and any other files of Licensee or Order from the Offices promptly thereafter.

            13. Event of Default. An Event of Default shall occur, if either Licensor or Licensee:

                         (a) breaches any of its obligations established
hereunder, if such breach continues for thirty (30) days after receipt by breaching party of notice specifying such breach; or

                         (b) becomes insolvent, or admits in writing its
inability to pay its debts as they become due, or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by such party or if such party is adjudicated a bankrupt, or a bill in equity or other proceeding for the appointment of a receiver for such party is filed, or if proceedings for reorganization or for composition with creditors under any state or federal law be instituted by such party, or if the real or personal property of such party shall be levied upon or sold.

            14. Leases and Equipment Leases.

                  14.1 Licensee has heretofore reviewed the Leases and the Equipment Leases.

                  14.2 This Agreement is subject and subordinate to the Leases and the Equipment Leases, to all amendments thereof heretofore and hereafter entered into, and to any termination thereof in accordance with each of their terms and to all matters to which the Leases and/or the Equipment Leases are subordinate.

                  14.3 Licensee covenants and agrees: (a) to perform and observe all of the terms, covenants, conditions, and agreements of the Leases and the Equipment Leases on the part of the Licensor to be performed thereunder, to the extent that the same are not modified or amended by this Agreement; (b) not to do or suffer anything to be done that would constitute a default under the Leases or the Equipment Leases or would cause the Leases or the Equipment Leases to be canceled, terminated, or forfeited by virtue of any rights of cancellation, termination, or forfeiture reserved under the Leases; and (c) to indemnify and hold harmless Licensor from and against all claims, liabilities, losses, and damages of any kind whatsoever that Licensor may incur by reason of, resulting from, or arising out of any such cancellation, termination, or forfeiture by the acts or misconduct of Licensee.

                  14.4 Licensor represents that the copies of the Leases and of the Equipment Leases is a true and correct copy thereof. Licensor agrees that it will not voluntarily terminate the Leases or the Equipment Leases prior to the expiration of the term of this Agreement, amend or modify the Leases or the Equipment Leases in a manner materially adverse to the rights of Licensee hereunder, and will make all payments due thereunder and will comply with the terms thereof and will not default under the Leases or the Equipment Leases so as to cause the Leases or the Equipment Leases to be terminated.

                  14.5 To the extent that any provisions of the Leases or Equipment Leases may conflict or be inconsistent with the provisions of this Agreement, whether or not any such inconsistency is expressly noted herein, the provisions of this Agreement shall prevail; provided, however, that in no event shall any greater rights be conferred upon the Licensee hereunder than are conferred upon Licensor pursuant to the Leases or the Equipment Leases.

            15. Change in Law. In the event that any federal, state, or local statutes, laws, rules, or regulations, now existing or enacted or promulgated after the Effective Date, are interpreted by a Governmental Authority (as defined below) or in a written opinion of independent legal counsel in such a manner as to indicate that this Agreement may be in violation of any such law, rule, or regulation, either party hereto may elect to terminate this Agreement immediately upon the issuance of such interpretation or opinion unless the parties hereto amend this Agreement in a manner that conforms with such law, rule, or regulation. "Governmental Authority" means any and all governmental, legislative, administrative, judicial, or regulatory agencies, commissions, boards, bureaus, departments, bodies, instrumentalities, or other authorities having jurisdiction over any or all of the parties to this Agreement and/or the transactions contemplated hereby.

            16. Miscellaneous.

                  16.1 Notices. All notices, consents, approvals, demands, and requests that are required or desired to be given by either party to the other hereunder shall be in writing and shall be sent by United States registered or certified mail and deposited in a United States post office, return receipt requested and postage prepaid. All notices, consents, approvals, demands, and requests pursuant to this Agreement shall be addressed as follows:

            To Licensor:

            Nassau Radiology Group, P.C.
            765 Stewart Avenue Garden City, New York 11530
            Attn: Paul D. Cayea, M.D.
                  President

            with copy to:

            Ruskin, Moscou, Evans & Faltischek, P.C.
            170 Old Country Road
            Mineola, New York 11501
            Attn: Melvyn B. Ruskin, Esq.

            To Licensee:

            Molecular Radiation Management, Inc.
            700 Stewart Avenue
            Garden City, New York 11530
            Attn: Jack Schwartzberg

            with copies to:

            Epstein Becker & Green, P.C       Davis & Gilbert LLP
            250 Park Avenue                   1740 Broadway


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

            New York, New York 10177          New York, NY 10019
            Attn: Philip M. Gassel, Esq.      Attn: Brad J. Schwartzberg, Esq.

                  16.2 Headings. Section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  16.3 Governing Law. This Agreement shall be interpreted and given effect in accordance with the law of the State of New York (but not the Conflicts of law).

                  16.4 Entire Agreement; Amendments. This Agreement expresses the entire agreement between the parties, and no change, modification or addition to this Agreement shall be valid unless in writing and signed by each of the parties hereto.

                  16.5 Additional Instruments. Each party hereto agrees that it will execute and deliver such further instruments and take such further action as may be necessary to discharge, perform, or carry out any of their respective obligations and agreements hereunder.

                  16.6 Assignment. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon all parties hereto and their respective successors and assigns.

                  16.7 Severability. In the event any paragraph or provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction the remaining provisions of the Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed or released.

            IN WITNESS WHEREOF, the undersigned have hereunto set their hands the day and year first set forth above.

                                LICENSOR

                                NASSAU RADIOLOGICAL GROUP, P.C.

                                By:
                                   -----------------------------------------
                                Name:    Paul D. Cayea, M.D.
                                Title:   President

                                LICENSEE


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

                                MOLECULAR RADIATION
                                MANAGEMENT, INC.

                                By:
                                   -----------------------------------------
                                Name: Jack Schwartzberg
                                Title:   President

                                   EXHIBIT A-1

            The 765 Equipment consists of the CT Scanner located on the third floor of the 765 Office and the desk area on the westerly wall of the northeast corner business office on the third floor and related storage, lighting and seating.

                                   EXHIBIT A-2

The 700 Equipment consists of the following:

1.    The Siemens Lineator Accelerator 4-6-10MeV

2.    The Precision Therapy 3-D Treatment Planner

3. The ISDN and/or T-1 lines for image transfer from 765 Stewart Avenue to 700 Stewart Avenue for 3-D Treatment Planner

4.    The mold preparation and contour block cutting equipment

5.    The treatment simulator

6.    The blood count machine

                                   EXHIBIT B-1

            The 765 Office consists of the third floor CT Scanning room and the northeast comer business office on the third floor, including all of the foregoing including access to common areas related thereto.

                                   EXHIBIT B-2

            The 700 Office consists of the third office on the first floor along the eastern wall of the building and the adjacent examining room, the front desk, kitchen, waiting room area, bathrooms, and the radiation therapy space on the first floor, all of the foregoing including access to common areas related thereto.

                                    EXHIBIT C

(a) The Supplies consist of blood count materials, various and sundry drapes, needles, intubating materials and other necessary supplies and wheelchairs and TV polls, as may be required.

(b) The Services consist of non-medical personnel, including support individuals and radiation therapy technicians who will be supplied during the Rental Time referenced in Exhibit D.

                                    EXHIBIT D

(a) The Rental Time at the 700 Office and for the 700 Equipment will be five morning shifts of two hours daily each week, it being understood and agreed that the Licensor reserves the right to cause such shifts to be changed to mid-day or afternoon shifts of two hours upon reasonable notice to the Licensee.

(b) The Rental Time at the 765 Office and for the 765 Equipment will be two hours in the morning of each Wednesday of the week, it being understood and agreed that the Licensor reserves the right to cause such two hour periods to be changed to mid-day or afternoon periods of two hours and/or to different days during each week upon reasonable notice to the Licensee.

                                    EXHIBIT E

            The License Fee referred to in Paragraph 4.1 of this Agreement shall be $177,600 for the two year term of this Agreement, which amount shall be paid as follows:

            (a) $4,300 per month during each of the first twelve (12) months of this Agreement; and

            (b) $10,500 per month (or such other fair and reasonable amount as the parties may agree upon on an annual basis for the Offices and Equipment leased hereunder or as same may be expanded) during each of the second twelve months of this Agreement.


                                      E-1